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                    [LETTERHEAD OF SALOMON SMITH BARNEY INC.]





The Board of Directors
Donnelly Corporation
49 West Third Street
Holland, Michigan 49423


Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex C to, and to the reference thereto under the caption "SUMMARY -- Opinion of Donnelly's Financial Advisor" and "THE MERGER -- Opinion of Donnelly's Financial Advisor" in, the Prospectus/Proxy Statement of Magna International Inc. ("Magna") and Donnelly Corporation ("Donnelly") relating to the proposed merger involving Donnelly and Magna, which Prospectus/Proxy Statement is part of the Registration Statement on Form F-4 of Magna. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                       /s/ Salomon Smith Barney Inc.
                                       -------------------------------
                                       SALOMON SMITH BARNEY INC.






July 18, 2002